Mitek Reports 31% Annual Revenue Growth and
Increased Profitability for Fiscal 2017

SAN DIEGO, CA, Nov 7, 2017 - Mitek (NASDAQ: MITK, www.miteksystems.com), a global leader in mobile capture and digital identity verification software solutions, today announced its financial results for the fourth quarter of fiscal 2017 and the full year ended September 30, 2017.

Fiscal Fourth Quarter 2017 Financial Highlights

•	Fourth quarter revenue increased 33% year over year to a record $12.9 million

•
Fourth quarter GAAP net income was $12.9 million, or $0.35 per diluted share, compared to GAAP net income of $1.0 million, or $0.03 per diluted share, a year ago (excluding a one-time deferred tax benefit of $11.0 million, net income was $1.8 million, or $0.05 per diluted share, up 91% year over year)

•	Fourth quarter non-GAAP net income was $4.1 million, or $0.11 per diluted share, up 63% compared to non-GAAP net income of $2.5 million, or $0.07 per diluted share, a year ago

Fiscal 2017 Full Year Financial Highlights

•	Full year revenue increased 31% year over year to a record $45.4 million

•
Full year GAAP net income was $14.1 million, or $0.40 per diluted share, compared to net income of $2.0 million, or $0.06 per diluted share, a year ago (excluding a one-time deferred tax benefit of $11.0 million, net income was $3.1 million, or $0.09 per diluted share, up 56% year over year)

•	Full year non-GAAP net income was $10.9 million, or $0.31 per diluted share, up 26% compared to non-GAAP net income of $8.7 million, or $0.26 per diluted share, a year ago

•	Full year cash flow from operations was $10.4 million

•	Total cash and investments increased to $46.3 million at year end, compared to $35.8 million at the end of fiscal 2016

Commenting on the results, James DeBello, Chairman and CEO of Mitek, said:

“Our record revenue results for fiscal 2017 were driven by solid growth from both our digital identity software solutions and our industry leading Mobile Deposit. We made significant progress during the year expanding further into several key verticals with our digital identity verification software solutions, and with our recent acquisition of ICAR, we further strengthened our position as a global leader in this large and growing market. We continued to dominate the mobile deposit market in 2017 as consumer adoption continued to increase during the year. With our market momentum building in both the digital identity verification and mobile deposit markets, we are well positioned for continued growth in fiscal 2018 and beyond.”

Fiscal 2018 Financial Guidance

For the fiscal year ending September 30, 2018, the Company expects full year total revenue to be between $57 million and $59 million, which would represent growth between 26% and 30% year over year. The Company expects to generate a non-GAAP profit margin of approximately 19% to 20% for fiscal 2018.

Conference Call Information

Mitek management will host a conference call and live webcast for analysts and investors today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss the Company's financial results.

To listen to the live conference call, parties in the United States and Canada should dial 800-239-9838, access code 2219294. International parties should dial 323-794-2551, access code 2219294. Please dial in approximately 15 minutes prior to the start of the call.

A live and archived webcast of the conference call will be accessible on the "Investor Relations" section of the Company's website at www.miteksystems.com. In addition, a phone replay will be available approximately two hours following the end of the call and it will remain available for one week. To access the call replay dial-in information, please click here.

About Mitek

Mitek (MITK) is a global leader in mobile capture and identity verification software solutions. Mitek’s identity verification solution allows an enterprise to verify a user’s identity during a mobile transaction, enabling financial institutions, payments companies and other businesses operating in highly regulated markets to transact business safely while increasing revenue from the mobile channel. Mitek also reduces the friction in the mobile user experience with advanced data prefill. These innovative mobile solutions are embedded into the apps of more than 5,900 organizations and used by tens of millions of consumers daily for mobile check deposit, new account opening, insurance quoting and more. Learn more at www.miteksystems.com. [(MITK-F)]

Notice Regarding Forward-Looking Statements

Statements contained in this news release relating to the Company's or management's intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company's long-term prospects and market opportunities are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company's ability to withstand negative conditions in the global economy, a lack of demand for or market acceptance of the Company's products, the Company's ability to continue to develop, produce and introduce innovative new products in a timely manner or the outcome of any pending or threatened litigation and the timing of the implementation and launch of the Company’s products by the Company's signed customers.

Additional risks and uncertainties faced by the Company are contained from time to time in the Company's filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2016 and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC's website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company's actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-GAAP financial measures for non-GAAP net income and non-GAAP net income per share that exclude stock compensation expenses, intellectual property litigation costs, acquisition-related costs and expenses, and the deferred tax benefit. These financial measures are not calculated in accordance with generally accepted accounting principles (GAAP) and are not based on any comprehensive set of accounting rules or principles. In evaluating the Company's performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under GAAP. Management believes these non-GAAP financial measures provide a useful measure of the Company's operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company's ongoing operating performance. Further, management and the Board of Directors utilize these non-GAAP financial measures to gain a better understanding of the Company's comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP financial measures, when read in conjunction with the Company's GAAP financial statements, are useful to investors because they provide a basis for meaningful period-to-period comparisons of the Company's ongoing operating results, including results of operations against investor and analyst financial models, which helps identify trends in the Company's underlying business and provides a better understanding of how management plans and measures the Company's underlying business.

MITEK SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(amounts in thousands except share data)

	September 30, 2017	September 30, 2016
ASSETS
Current assets:
Cash and cash equivalents	$12,289	$9,010
Short-term investments	30,279	24,863
Accounts receivable, net	7,099	4,949
Other current assets	1,209	1,485
Total current assets	50,876	40,307
Long-term investments	3,780	1,952
Property and equipment, net	613	440
Goodwill and intangible assets	5,311	5,646
Deferred income taxes	11,065	—
Other non-current assets	74	40
Total assets	$71,719	$48,385
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,918	$1,318
Accrued payroll and related taxes	3,709	3,263
Deferred revenue, current portion	3,305	3,391
Other current liabilities	602	355
Total current liabilities	9,534	8,327
Deferred revenue, non-current portion	85	259
Other non-current liabilities	692	314
Total liabilities	10,311	8,900
Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 60,000,000 shares authorized, 33,724,392 and 32,781,704 issued and outstanding, as of September 30, 2017 and September 30, 2016, respectively	34	33
Additional paid-in capital	78,677	71,036
Accumulated other comprehensive loss	147	(42)
Accumulated deficit	(17,450)	(31,542)
Total stockholders’ equity	61,408	39,485
Total liabilities and stockholders’ equity	$71,719	$48,385

MITEK SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(amounts in thousands except share data)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2017	2016	2017	2016
Revenue
Software	$8,403	$6,540	$29,647	$22,586
SaaS, maintenance and consulting	4,501	3,130	15,743	12,115
Total revenue	12,904	9,670	45,390	34,701
Operating costs and expenses
Cost of revenue-software	340	274	1,112	953
Cost of revenue-SaaS, maintenance and consulting	798	666	2,929	2,442
Selling and marketing	3,455	2,981	14,484	10,937
Research and development	2,926	2,334	10,430	7,794
General and administrative	2,962	2,038	11,310	8,575
Acquisition-related costs and expenses	690	536	2,356	2,176
Total operating costs and expenses	11,171	8,829	42,621	32,877
Operating income	1,733	841	2,769	1,824
Other income, net	121	23	402	134
Income before income taxes	1,854	864	3,171	1,958
Income tax benefit	11,012	96	10,921	1
Net income	$12,866	$960	$14,092	$1,959
Net income per share – basic	$0.38	$0.03	$0.43	$0.06
Net income per share – diluted	$0.35	$0.03	$0.40	$0.06
Shares used in calculating net income per share – basic	33,522,169	32,086,223	33,082,999	31,586,535
Shares used in calculating net income per share – diluted	36,251,284	34,859,861	35,537,218	33,818,501

MITEK SYSTEMS, INC.
NON-GAAP NET INCOME RECONCILIATION
(Unaudited)
(amounts in thousands except share data)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2017	2016	2017	2016
Net income	$12,866	$960	$14,092	$1,959
Non-GAAP adjustments:
Acquisition-related costs and expenses	690	536	2,356	2,176
Litigation costs	51	47	51	460
Stock compensation expense	1,533	971	5,478	4,079
Benefit related to the release of deferred tax asset valuation allowance	(11,035)	—	(11,035)	—
Non-GAAP net income	4,105	2,514	10,942	8,674
Non-GAAP income per share - basic	$0.12	$0.08	$0.33	$0.27
Non-GAAP income per share - diluted	$0.11	$0.07	$0.31	$0.26
Shares used in calculating non-GAAP net income per share - basic	33,522,169	32,086,223	33,082,999	31,586,535
Shares used in calculating non-GAAP net income per share - diluted	36,251,284	34,859,861	35,537,218	33,818,501
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Investor Contact:
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MKR Group, Inc.
mitk@mkr-group.com